Exhibit 15.2

462 7th Avenue

14th Floor

New York, NY 10018

P: (212) 302-7900

F: (212) 244-2932

www.aecpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-65904 and No. 333-146265) and Forms F-3/A (No. 333-114504 and No. 333-130632) of ViryaNet Ltd. of our report dated July 15, 2010, relating to the financial statements of the Company included in this Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ Arik Eshel, CPA & Assoc., PC

New York, NY, USA

July 15, 2010